UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 14, 2018
PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle Greeley, CO	80634-9038
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (970) 506-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Pilgrim’s Pride Corporation (the “Company”) on February 15, 2018 (the “Original 8-K”). The sole purpose of this amendment is to amend Item 5.02 to correct the number of shares granted to William W. Lovette and Fabio Sandri as provided below. Except as provided herein, the disclosures in the Original 8-K remain unchanged.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective February 14, 2018, Tarek Farahat notified the Company that he has resigned as a director of the Company. Mr. Farahat had been nominated to serve as director by the JBS Nominating Committee. In connection with his leaving the Board of Directors, Mr. Farahat did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices. The JBS Nominating Committee will convene to begin a search to fill the vacancy on the Board of Directors created by Mr. Farahat's resignation as soon a practicable.
On February 14, 2018, the Board of Directors approved the grant of restricted stock units (“RSUs”) of 200,000 shares and 80,000 shares for William W. Lovette and Fabio Sandri, respectively. The shares covered by the RSUs will vest on January 1, 2019.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date:	February 15, 2018	/s/ Fabio Sandri
Fabio Sandri
Chief Financial Officer